Exhibit 5.4

CONSENT OF EXPERT

February 10, 2014

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Office, Consumer, Corporate and Insurance Services Division

Newfoundland & Labrador Department of Government Services, Consumer & Commercial Affairs Branch

Registrar of Securities, Northwest Territories
Registrar of Securities, Government of the Yukon Territory
Registrar of Securities, Nunavut
Toronto Stock Exchange

Securities Exchange Commission

HudBay Minerals Inc.

Dear Sirs/Mesdames:

RE:                          Offer to Acquire all of the Issued and Outstanding Common Shares of Augusta Resource Corporation by HudBay Minerals Inc.

I refer to the take-over bid circular dated February 10, 2014 forming part of the offer made by HudBay Minerals Inc. (the “Corporation”) to purchase all of the issued and outstanding common shares of Augusta Resource Corporation (collectively with the documents incorporated by reference therein, the “Circular”) and the Registration Statement on Form F-10 (as filed with the United States Securities and Exchange Commission and as may be further amended from time to time in the future, including by way of post-effective amendment, and collectively with the documents incorporated by reference therein, the “Registration Statement”).

I have been named in the Circular as a “qualified person”, as defined in National Instrument 43-101 — Standards of Disclosure for Mineral Projects, who has supervised the preparation of, or reviewed, scientific and technical information relating to the Constancia project (including Pampacancha) (the “Constancia Information”) contained, including by incorporation by reference, in the Circular.

I hereby consent to:

(i)                        being named in the Circular and the Registration Statement; and

(ii)                      the inclusion in the Circular and the Registration Statement of the Constancia Information.

I hereby confirm that I have read the Circular and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Circular and the Registration Statement that is:

(i)                           derived from the Constancia Information; or

(ii)                        within my knowledge as a result of the services performed by me in connection with the Constancia Information.

Yours truly,

/s/ Cashel Meagher
Cashel Meagher, B. Sc., P. Geo.